EXHIBIT 10.2

                               LOAN AGREEMENT

     THIS AGREEMENT (this "Agreement") made and entered into as of the 7th day of July, 2004, by and between RIVOLI BANK & TRUST, a banking corporation organized under the laws of Georgia (the "Lender"), and COMMUNITY NATIONAL BANCORPORATION, a Georgia corporation (the "Borrower").

                                  RECITALS

     WHEREAS, the Borrower wishes to obtain from the Lender a loan in the principal amount of TWO MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,900,000.00); and the Lender, on the terms and conditions hereinafter set forth, is willing to lend such sum to the Borrower.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual agreements, warranties and representations herein made, the Lender and the Borrower agree as follows:

                           ARTICLE I - DEFINITIONS

1.1 "Assessment Risk Classification" means the assessment risk classification assigned to each of the Bank Subsidiaries for purposes of assessment of premiums by the Federal Deposit Insurance Corporation for deposit insurance pursuant to 12 C.F.R. Section 327.3(d).

1.2 "Banks" means First National Bank, Tarpon Springs, Florida, a National banking association, 100% of the outstanding stock of which is owned by the Borrower, and which has its main office at 710 E. Tarpon Avenue, Tarpon Springs, Florida, and Community National Bank, Ashburn, Georgia, 100% of the outstanding stock of which is also owned by Borrower, and which has its main office at 561 East Washington Avenue, Ashburn, Georgia.

1.3 "Bank Stock" means all of the issued and outstanding capital stock of the Banks.

1.4 "Bank Subsidiaries" means each and every banking Subsidiary of Borrower, now or hereafter in existence, including, but not limited to, the Banks.

1.5 "Capital" means all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the Borrower's or the Bank's primary federal regulator.

1.6 "Collateral" means all property assigned or pledged to the Lender under this Agreement or the other Financing Documents or any other document and the proceeds thereof.

1.7 "ERISA" means the Employee Retirement Income Security Act of 1974, P.L. No. 93-406, as amended from time to time.

1.8 "Financing Documents" means and includes this Agreement, the Note, the Securities Pledge Agreement, and all other associated loan and collateral

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documents including, without limitation, all stock powers, exhibits, schedules, attachments, information and the commitment letter dated June 29, 2004, other writings related thereto, or furnished by the Borrower to the Lender in connection therewith and any amendments, extensions, renewals, modifications or substitutions thereof.

1.9 "Lender" shall include transferees, assignees and successors of the Lender, and all rights of the Lender under the Financing Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrower under the Financing Documents shall bind its heirs, legal representatives, successors, and assigns.

1.10 "Liabilities" means all indebtedness, liabilities and obligations of the Borrower arising out of, related to or evidenced by the Note and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

1.11   "Loan" shall have the meaning set forth in Section 2.1 hereof.

1.12   "Note" shall have the meaning set forth in Section 2.2 hereof.

1.13 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other legal entity.

1.14 "Prime Rate" shall mean the rate of interest published from time to time in the Wall Street Journal as the Prime Rate. For purpose of calculating interest hereunder, the Prime Rate published at the close of business on each business day shall be the Prime Rate for that day and any immediately succeeding non-business day or days. Prime Rate is one of the several interest rate bases used by Lender and Lender lends money at interest rates above and below the Prime Rate. In the event the Prime Rate is discontinued as a standard, the holder hereof shall designate a comparable reference rate as a substitute therefor.

1.15   "Securities Pledge Agreement" shall have the meaning set forth in
Section 2.4 hereof.

1.16 "Subsidiary" means each of the Bank Subsidiaries and each other corporation for which the Borrower has the power, directly or indirectly, to direct its management or policies or to vote 25% or more of any class of its voting securities.

1.17 "Tier 1 Capital" means Tier 1 capital as defined by the capital maintenance regulations of the primary federal bank regulatory agency of the relevant Bank Subsidiary.

1.18 "Weighted Average Return on Assets" means (i) with respect to the Borrower, its net income for the previous calendar year plus the amount of any interest payments by it on the Loan during the previous calendar year, divided by its average assets during the previous calendar year, and (ii) with respect to each Bank Subsidiary, its net income for the previous calendar year divided by its average assets during the previous calendar year.

1.19 All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

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                            ARTICLE II - THE LOAN

2.1 Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower the principal sum of $2,900,000.00 (the "Loan").

2.2 The Loan shall be evidenced by a promissory note, duly executed and delivered by the Borrower in favor of the Lender. Said promissory note and any amendment(s), extension(s), renewal(s), or modifications(s) thereof is hereinafter called the "Note." The Note shall provide that:

       (a) The Loan shall bear interest at a floating rate per annum, calculated on the basis of a 360 day year and actual days elapsed, equal to the Prime Rate, plus 50 Basis Points (.50%), adjusted daily.

       (b) Accrued interest shall be payable monthly in arrears commencing August 6, 2004, and continuing on the same day of each month thereafter until the Loan is paid in full.

       (c) The entire outstanding balance of the Loan, together with all accrued and unpaid interest, shall be due and payable in full on January 6, 2006.

       (d) No penalty or premium shall be imposed for the prepayment in whole or in part of the principal balance of the Loan.

In the event of conflict between the terms of this Section 2.2 and those of the Note, the Note shall control.

2.3 The proceeds of the Loan shall be used by the Borrower to refinance indebtedness with Michael Ward.

2.4 To secure the repayment of the Loan the Borrower shall execute and deliver to the Lender a stock pledge agreement (the "Securities Pledge Agreement") in form and substance satisfactory to the Lender, and pursuant to which the Borrower shall grant to the Lender a security interest in the Bank Stock. The Borrower shall deliver to the Lender the certificates representing the Banks Stock together with the stock transfer powers for same in form and substance satisfactory to the Lender. The security interest of Banks in the Banks Stock shall be of first priority, free from all other liens, claims and encumbrances.

2.5 Borrower shall pay or reimburse Lender upon demand for all of Lender's expenses (including, without limitation, reasonable attorney's fees) incurred or paid by Lender in connection with the closing of the Loan, including the preparation and execution of this Agreement or the Financing Documents.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that each of the following is true, correct, complete and accurate in all respects:

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3.1    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Borrower is registered as a bank holding company with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance.

3.2 Each of the Banks is a banking association duly organized, validly existing and in good standing under the laws of the United States. Borrower owns all of the outstanding capital stock of the Banks and there are no outstanding options, warrants or other rights which can be converted into shares of capital stock of the Banks.

3.3 Each financial statement of the Borrower or any Subsidiary which has been delivered to the Lender presents fairly the financial condition of the Borrower or such Subsidiary as of the date indicated therein and the results of its operations for the period(s) shown therein. There has been no material adverse change, either existing or threatened, in the financial condition or operations of the Borrower or any Subsidiary since the date of said financial statement.
3.4 The Borrower has full power and authority to make, execute and perform in accordance with the respective terms thereof each of the Financing Documents. The execution and performance by the Borrower of each and every one of the Financing Documents have been duly authorized by all requisite action, and each and every one of them constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

3.5 Except for the security interest created by the Securities Pledge Agreement, the Borrower owns the Bank Stock free and clear of all liens, charges and encumbrances. The Bank Stock is duly issued, fully paid and non-assessable, and the Borrower has the unencumbered right to pledge the Bank Stock.

3.6 There is no claim, action, suit, arbitration, or other proceeding at law or in equity, or by or before any federal, state, local or other governmental agency, or by or before any other agency or arbitrator, nor is there any decree of any court pending, anticipated or threatened against the Borrower or any Subsidiary or against any of their properties or assets.

3.7 Neither the Borrower nor any Subsidiary has incurred any material accumulated funding deficiency within the meaning of ERISA, or has incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan.

3.8 None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

3.9 The authorized capital stock of First National Bank, Tarpon Springs, Florida, consists of 155,000 shares of $5.00 par value per share common stock, of which 5,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of First National Bank are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of First National Bank have been issued in violation of any preemptive rights of the current or past shareholders of First National Bank. There are no classes of stock or equity securities outstanding or authorized by the Articles of Organization of

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First National Bank, and there are no warrants, options, rights to subscribe or other arrangements for the issuance of shares of capital stock of First National Bank.

3.10 The authorized capital stock of Community National Bank, Ashburn, Georgia, consists of 10,000,000 shares of $5.00 par value per share common stock, of which 330,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Community National Bank are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Community National Bank have been issued in violation of any preemptive rights of the current or past shareholders of Community National Bank. There are no classes of stock or equity securities outstanding or authorized by the Articles of Organization of Community National Bank, and there are no warrants, options, rights to subscribe or other arrangements for the issuance of shares of capital stock of Community National Bank.


                       ARTICLE IV - AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, and unless the Lender expressly consents in writing otherwise or to the contrary, the Borrower hereby expressly covenants and agrees as follows:

4.1 The Borrower shall promptly furnish to the Lender: (a) not later than one hundred eighty (180) days after and as of the end of each fiscal year, audited financial statements of the Borrower; (b) not later than thirty (30) days after and as of the end of each quarter of each year, copies of the Report of Condition and the Report of Income and Dividends and Performance Reports of each of the Bank Subsidiaries; (c) immediately after the occurrence of a material adverse change, financial or otherwise, in the Borrower or any Subsidiary, including, without limitation, imposition of any letter agreement, memorandum of understanding, cease and desist order, or other similar regulatory action involving the Borrower or any Subsidiary, a statement of the Borrower's chief executive officer or chief financial officer setting forth in reasonable detail such change and the action which the Borrower or any Subsidiary proposes to take with respect thereto; and (d) from time to time upon request of the Lender, such other information relating to the operations, business, condition, management, properties and prospects of the Borrower or any Subsidiary as the Lender may request.

4.2 The Borrower and each Subsidiary shall punctually pay and discharge all taxes, assessments and governmental charges or levies imposed upon it.

4.3 The Borrower and each Subsidiary shall continue to comply with the requirements of the rules and regulations of governmental bodies or regulatory agencies applicable to it.

4.4 The Borrower shall immediately report to the Lender any change in the beneficial ownership of the Borrower's stock by any officer, director or 25% or greater stockholder of the Borrower.

4.5 The Borrower shall immediately notify Lender of all significant changes in management.

4.6 Neither the execution of this Loan Agreement nor the execution of any of the Financing Documents will constitute a default under any contract or agreement to which the Borrower or any Subsidiary is a party.

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                        ARTICLE V - NEGATIVE COVENANTS

For so long as this Agreement is in effect, and unless the Lender expressly consents in writing otherwise or to the contrary, the Borrower hereby expressly covenants and agrees to the following negative covenants:

5.1 The Borrower shall not permit its Capital as of the end of any fiscal quarter during the term of this Agreement to be less than $16,350,000.00, excluding adjustments required by FASB 115.

5.2 The Borrower shall not permit the ratio of Tier 1 Capital to total assets (the "Tier 1 Leverage Ratio") of any of the Bank Subsidiaries as of the end of any fiscal year during the term of this Agreement to be less than 9.0%.

5.3 The Borrower shall not permit its or Banks' Weighted Average Return on Assets for the fiscal year ending December 31, 2005 and during the remaining term of this Agreement to be less than 1.00%.

5.4 The Borrower shall not permit the allowance for loan and lease losses of any of the Bank Subsidiaries to be less than 1.70% of its gross loans for each fiscal quarter ending during the term of this Agreement.

5.5 The Borrower shall not permit its total risk based capital to risk-weighted assets or that of any Bank Subsidiary to equal or be less than 12.00%.

5.6 The Borrower shall not declare or pay any dividend without prior approval of Lender if at the time of such declaration or payment the Borrower is in default in any obligation contained in this Loan Agreement or any of the Financing Documents, or if such declaration or payment would constitute such a default.

5.7 The Borrower will not permit any Bank Subsidiary to have Net Charge Offs for the fiscal year ending 2005 and during the remaining term of this Agreement of 1.0% or greater of average loans, to have non-performing loans for the fiscal year ending 2005 or during the remaining term of this Agreement which equal or exceed 1.50% of its gross loans (defined as those loans properly classified as non-accrual and loans which are delinquent for at least ninety (90) days), or to have for the fiscal year ending 2005 or during the remaining term of the Agreement non-performing loans which, together with Other Real Estate Owned, equal or exceed 2.00% of total assets.

5.8 From and after December 31, 2004 the Borrower shall not receive a BOPEC rating from any of its regulators, and shall not permit any Bank Subsidiary to receive a composite CAMEL rating from any of its regulators, other than "1" or "2."

5.9 The Borrower shall not incur, create, assume or permit to exist any indebtedness or liability for borrowed money (direct or indirect) in an aggregate in excess of $250,000.00 other than to the Lender or a wholly owned Subsidiary of the Borrower, without prior Lender approval, except that this covenant shall not apply to deposits, repurchase agreements, federal funds

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borrowings, overdrafts, and other banking transactions entered into by a
Subsidiary in the ordinary course of its business.

5.10 The Borrower shall not, nor permit any Bank to, transfer all or substantially all of its assets to, consolidate or merge with any other Person or acquire all or substantially all of the properties or stock of any other Person, or create any subsidiary or enter into any partnership or joint venture, without prior written permission of Lender.

5.11 The Borrower shall not incur any indebtedness, whether direct or indirect, contingent or otherwise, for the obligation of any person, firm or legal entity by guaranty, endorsement, or otherwise.

5.12 The Borrower shall not permit either of the Banks to issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Banks common stock or any other capital stock, or any stock appreciation rights, or any options, warrants, or other rights to acquire an equity interest in Banks.

5.13 The Borrower shall not sell or otherwise dispose of, or part with control of, any securities or indebtedness of Bank, and the Borrower shall not pledge, hypothecate, assign, transfer or grant a security interest in any of the capital stock or other securities of Bank except to Lender, or permit or suffer any claim, lien or encumbrance against the Bank Stock.

5.14 Neither the Borrower nor Bank shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA).

5.15 Neither the Borrower nor the Banks shall incur or suffer a judgment against it which is not fully paid and discharged within ten (10) days of the date it becomes a final, non-appealable judgment.

5.16 The Borrower shall not change its Chief Executive Officer from Theron G. Reed without the prior written approval of Lender.


                         ARTICLE VI - CONDITIONS PRECEDENT

All of the Lender's obligations under this Agreement, including without limitation any obligation to make any advance of the Loan to the Borrower, are subject to the prior fulfillment of each of the following conditions, and the Borrower shall use its best efforts to cause each of the following conditions to be so fulfilled:

6.1 All representations and warranties of the Borrower contained in this Agreement and in each and every one of the other Financing Documents shall be true, correct, complete and accurate in all respects on and as of the date of each advance of the Loan.

6.2 The Borrower and each Subsidiary shall have duly and properly performed in all respects all covenants, agreements, and obligations required by the terms of this Agreement or any of the other Financing Documents to be performed by the Borrower or the Subsidiary.

6.3 The Borrower shall not have taken or permitted to be taken any actions which would conflict with any of the provisions of Article V hereof.

6.4 Since the date of this Agreement no adverse change shall have occurred in the Borrower's or any Subsidiary's condition (financial or otherwise), or in the business, properties, assets, liabilities, prospects, or management of the Borrower or any Subsidiary.

6.5    The Borrower shall have delivered to the Lender all required documents.

6.6 No Event of Default or event which, with the giving of notice or passage of time (or both), would constitute an Event of Default under the terms of this Agreement, shall have occurred.

6.7 Borrower shall have delivered to Lender an opinion of its legal counsel, dated as of the closing date, in such form as may be reasonably satisfactory to Lender but which shall in any event opine as to (i) the number of issued and outstanding shares of the Bank Stock, (ii) the authority of Borrower to execute and deliver the Loan Agreement and the related Financing Documents and (iii) the good standing of the Borrower.


                         ARTICLE VII - EVENTS OF DEFAULT

The occurrence of any one or more of the following events will constitute an event of default (herein called an "Event of Default") by the Borrower under this Agreement:

7.1 Failure of the Borrower punctually to make payment of any amount payable, whether principal or interest or other amount, on any of the Liabilities, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration, or otherwise which failure is not cured within ten (10) days after notices from the Lender to the Borrower.

7.2 If any statement, representation, or warranty of the Borrower made in this Agreement or any other document furnished by the Borrower to the Lender proves to have been incorrect, misleading, or incomplete in any material respect which failure is not cured within ten (10) days after notice from the Lender to the Borrower.

7.3 Failure of the Borrower punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in Article V hereof, or any other covenants set forth in this agreement, which failure is not cured within thirty (30) days after notice from the Lender to the Borrower.

7.4 The occurrence of a default or an Event of Default under any of the other Financing Documents or under any other agreement to which the Borrower and the Lender are parties.

7.5 If the Borrower or any Subsidiary is in default on indebtedness to another Person.

7.6 Any material adverse change occurs in the Borrower's financial condition or means or ability to pay the Liabilities.

7.7 If any cease and desist order or other order pursuant to 12 U.S.C. 1818 has been threatened or entered against Borrower or any Subsidiary by any regulatory agency or body, or the Borrower or any Subsidiary enters into any form of memorandum of understanding, plan of corrective action, or letter agreement with any such regulatory agency or body, or if any other regulatory enforcement action is taken against Borrower or any Subsidiary relating to the capitalization, management or operation of the Borrower or any Subsidiary.

7.8 If Borrower or any Subsidiary is indicted or convicted or pleads guilty or nolo contendere to any charge that Borrower or such Subsidiary has violated any drug, controlled substance, money laundering, currency reporting, racketeering, or racketeering-influenced and corrupt-organization statute or regulation or any other forfeiture statute.

7.9 If any Person or group of Persons acting in concert shall at any time after the date of the Agreement acquire control of the Borrower.

7.10 If Lender, at anytime and in good faith, deems itself insecure. For purposes of this Agreement, Lender shall be entitled to deem itself insecure when some event occurs, fails to occur or is threatened or some objective condition exists or is threatened, which materially impairs the prospects that any of the Liabilities will be paid when due or which materially affects the financial or business condition of Borrower in an adverse manner, or the Collateral or any other property securing the Liabilities or any substantial portion thereof is in danger of misuse, misappropriation or confiscation.

7.11 The death, dissolution, or termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against Borrower.

7.12 Any loss, theft, substantial damage, destruction, sale, foreclosure of or encumbrance to any of the Collateral or any other property securing the Liabilities, or the making of any levy, seizure or attachment thereof or thereon or the rendering of any judgment or lien or garnishment or attachment against Borrower or its property, whether actual or threatened.


                      ARTICLE VIII - REMEDIES UPON DEFAULT

8.1    Upon the occurrence of an Event of Default:

       (a) Any of the Liabilities may at the option of the Lender and without presentment, demand, notice or protest of any kind (all of which are expressly waived by the Borrower in this Agreement), be declared due and payable, whereupon they immediately will become due and payable;

       (b) The Lender may also, at its option, and without notice or demand of any kind, exercise from time to time any and all rights and remedies available to it under this Agreement or under any of the other Financing Documents, as well as exercise from time to time any and all rights and remedies available as provided in the Uniform Commercial Code of Georgia or under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral; and

       (c) The Borrower shall pay all of the reasonable costs and expenses incurred by the Lender in enforcing its rights under this Agreement and the other Financing Documents. In the event any claim collected by or through an attorney at law, the Borrower will be liable to the Lender for all expenses incurred by it in seeking to collect the Liabilities or to enforce its rights, including, without limitation, reasonable attorneys' fees.

8.2 Any proceeds from disposition of any of the Collateral may be applied by the Lender first to the payment of all expense and costs incurred by the Lender in collecting such Liabilities, in enforcing the rights of the Lender under the Financing Documents and in collecting, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including, without limitation, reasonable attorneys' fees as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by the Lender toward the payment of such of the Liabilities and in such order of application as the Lender may from time to time elect. The Lender shall pay the surplus, if any, to the Borrower. The Borrower shall pay the deficiency, if any, to the Lender.


                            ARTICLE IX - MISCELLANEOUS

9.1    Time is of the essence of this Agreement.

9.2 This Agreement, together with all of the other Financing Documents, supersedes all prior discussions, understandings and agreements by and between the Borrower and the Lender with respect to the Loan and the Collateral, and together they constitute the sole and entire agreement between the parties.

       All Agreements, representations and warranties contained in the Financing Documents by or on behalf of Borrower shall survive the execution and delivery of this Agreement and the other Financing Documents.

9.3 This Agreement and the security interests and security title conveyed under the Financing Documents shall remain in full force and effect until such time as the Liabilities are repaid in full.

9.4 The Lender will not be deemed as a consequence of any act, delay, failure, omission, or forbearance (including without limitation failure to exercise its rights of accelerating the maturity of any of the Liabilities or other indulgences granted from time to time by the Lender) or for any other reason: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or under any of the other Financing Documents, or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement or of any of the other Financing Documents unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Lender. No single or partial exercise by the Lender of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion.


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
9.5 Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrower at their respective addresses set forth below, such notices, demand and other communications are to be deemed to have been delivered on the second business day after being so posted.

If to the Lender:               Rivoli Bank & Trust
                                515 Mulberry Street
                                Macon, Georgia 31201
                                Att: J. Patrick McGoldrick, President

If to the Borrower:             Community National Bancorporation
                                561 E. Washington Avenue
                                Ashburn, Georgia 31714
                                Att: Theron G. Reed, President

Either the Lender or the Borrower may, by written notice to the other, designate a different address for receiving notices under this Agreement.

9.6 The Borrower may not, without the consent of the Lender, assign or transfer any of its rights or duties hereunder or under any of the other Financing Documents.

9.7 The Lender may at any time grant participations in or sell, assign, transfer or otherwise dispose of, all or any portion of the indebtedness of the Borrower outstanding pursuant to this Agreement and the Note. The Borrower hereby agrees that any participant, assignee or transferee shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder.

9.8 Borrower hereby agrees to pay and indemnify Lender from and against all claims, liabilities, losses, costs, and expenses which Lender may incur as a consequence, directly or indirectly, of (i) any breach by Borrower of any warranty, term or condition in, or the occurrence of any default under, this Agreement or any other Financing Document, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) Lender's making, holding, or administering the Loan or the Collateral. The obligations of Borrower under this Section 9.8 shall survive the termination of this Agreement.

9.9 Upon the occurrence of an Event of Default hereunder, the Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as the Lender may elect, any balance or amount to the credit of the Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of the Borrower with the Lender.


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
9.10 If at any time the Lender upon advice of its counsel shall determine that any further document shall be reasonably required to document this Agreement and the transactions and other agreements contemplated thereby, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver such document and otherwise carry out the purposes of this Agreement.

9.11 This Agreement and all of the other Financing Documents have been made and delivered in the State of Georgia, and the terms, provisions and performance thereof are in all respects, including without limitation all matters of construction, interpretation, validity, enforcement, and performance, to be construed in accordance with and governed by the laws of that State.

9.12 Words importing the singular number shall include the plural number and vice versa, and pronouns used shall be deemed to cover all genders.

     IN WITNESS WHEREOF, the Lender has executed this Agreement, and the Borrower has executed this Agreement and placed its seal hereon, all as of the day and year first above written.

                                       BORROWER:

                                       COMMUNITY NATIONAL BANCORPORATION

                                       By:     /s/Theron G. Reed
                                               ---------------------------
                                               THERON G. REED
                                       Title:  President and Chief
                                               Executive Officer

                                       Attest: /s/T. Brinson Brock, Sr.
                                               ---------------------------
                                               T. BRINSON BROCK, SR
                                       Title:  Secretary

                                                           [CORPORATE SEAL]

                                       LENDER:

                                       RIVOLI BANK & TRUST

                                       By:     /s/J. Patrick McGoldrick
                                               ---------------------------
                                               J. PATRICK McGOLDRICK
                                       Title:  President


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